As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-265338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Embark Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7373	88-3343695
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

145 E Dana St., Mountain View, CA 94041

(650) 385-8897)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Ludwig

President

145 E Dana St., Mountain View, CA 94041

(650) 385-8897

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Micheal Reagan

Stuart Ogg

Goodwin Procter LLP

601 Marshall Street

Redwood City, California 94063

(650) 752-3100

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-261324), which was initially declared effective on June 13, 2022. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”), on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act, may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Embark Technology, Inc., a Delaware corporation (the “Registrant”), deregisters all securities remaining unsold or otherwise unissued under the Registration Statement on Form S-1 (No. 333-265338) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2022, as amended by pre-effective Amendment No. 1 to Form S-1 filed with the SEC on June 8, 2022 and declared effective by the SEC on June 13, 2022.

On August 2, 2023, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 25, 2023, by and among the Registrant, Applied Intuition, Inc. (“Applied”) and Azara Merger Sub, Inc. (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Applied.

In connection with the closing of the Merger, the Registrant is terminating all offers and sales of its securities registered pursuant to the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on August 2, 2023.

Embark Technology, Inc.

By:	/s/ Peter Ludwig
Peter Ludwig
President